Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 (“Amendment No. 2”) of our report dated February 16, 2004, relating to the consolidated financial statements of Vista Gold Corp. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our firm under the caption “Experts” in this Amendment No. 2.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

January 5, 2005